UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 4, 2018

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13792	11-3262067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York	11050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Systemax Inc. (the “Company”) was held on June 4, 2018. At the annual meeting, the stockholders of the Company voted on two proposals, summarized below.  The vote on each proposal is set forth below.

1.	To elect seven directors for a one-year term ending at the Company’s 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	For	Withheld	Broker Non-Votes

Richard Leeds	29,897,484	3,924,204	1,332,279
Bruce Leeds	29,935,376	3,886,312	1,332,279
Robert Leeds	29,935,376	3,886,312	1,332,279
Lawrence Reinhold	30,135,171	3,686,517	1,332,279
Robert D. Rosenthal	33,037,412	784,276	1,332,279
Barry Litwin	33,325,645	496,043	1,332,279
Chad Lindbloom	33,550,164	271,524	1,332,279

Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

For	35,056,250
Against	94,734
Abstain	2,983
Broker Non-Vote	-

Accordingly, the appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Eric Lerner Name: Eric Lerner Title: Senior Vice President

Dated: June 5, 2018